Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

          THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated as of July 30, 2010 and made effective as of the 25th day of June, 2010 by and among TASTY BAKING COMPANY, a Pennsylvania corporation (“Company”), the direct and indirect subsidiaries of the Company from time to time parties to the Credit Agreement (as defined below) (the “Subsidiary Borrowers” and with the Company, collectively, the “Borrowers”), each lender from time to time party to the Credit Agreement (collectively, the “Lenders” and individually, a “Lender”), and CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (the “Agent”).

BACKGROUND

A.  Borrowers, Lenders and Agent have previously entered into a certain Credit Agreement dated September 6, 2007, amended by (i) that certain First Amendment to Credit Agreement dated December 12, 2007, (ii) that certain Second Amendment to Credit Agreement dated July 16, 2008, (iii) that certain Third Amendment to Credit Agreement dated October 29, 2008 and (iv) that certain Fourth Amendment to Credit Agreement dated December 24, 2009 (as amended and as may be further amended, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which, inter alia, Agent and Lenders agreed to extend to Borrowers certain credit facilities subject to the terms and conditions set forth therein.

B.  Borrowers, Lenders and Agent have agreed to amend the terms of the Credit Agreement in accordance with the terms and conditions hereof.

C.  Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings set forth therefor in the Credit Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

    1.  Applicable Rate.  As of the date hereof, the pricing grid in the definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby suspended.  Notwithstanding anything to the contrary contained in the Credit Agreement, including without limitation, the definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (a) the Daily LIBOR Rate plus 4.5% for the period from July 30, 2010 through and including the date Agent receives and reviews the Compliance Certificate indicating that Borrowers are in compliance with the financial covenants set forth in Section 6.12 of the Credit Agreement for the fiscal year ending December 25, 2010 (the “2010 Compliance Certificate”), and (b) the Daily LIBOR Rate plus 4.0% for the period from the date Agent receives and reviews the 2010 Compliance Certificate through and including the date Agent receives and reviews the Compliance Certificate indicating that Borrowers are in compliance with the financial covenants set forth in Section 6.12 of the Credit Agreement for the fiscal year ending December 31, 2011 (the “2011 Compliance Certificate”).  Provided that no Default or Event of Default has occurred and is continuing, upon receipt and review of the 2011

Compliance Certificate, the Applicable Rate shall be determined pursuant to and in accordance with the defined term “Applicable Rate” set forth in Section 1.01 of the Credit Agreement.

    2.  Unadjusted EBITDA.  The following definition shall be hereby added to Section 1.01 of the Credit Agreement in its proper alphabetical order and when used in this Amendment shall have the following meaning:

     ““Unadjusted EBITDA” means, for any period, with respect to Borrowers and their Subsidiaries, consolidated operating profit for such period, plus depreciation and amortization, as determined in accordance with GAAP.”

    3.  Commitments and Applicable Percentages.  Schedule 2.01 to the Credit Agreement is hereby replaced with the Schedule 2.01 attached hereto.

    4.  Face Amount of Working Capital Revolver Notes. Notwithstanding the face amount of each of the Working Capital Revolver Notes, Borrowers acknowledge and agree that each Lender shall have no obligation to advance or extend Working Capital Revolver Loans to Borrowers in excess of each Lender’s applicable Commitment to make Working Capital Revolver Loans as set forth opposite such Lender’s name on Schedule 2.01 attached hereto.

    5.  Sale of Hunting Park Property and Fox Street Property.  On April 5, 2010, Company entered into a certain Purchase and Sale Agreement, as amended by a certain Addendum to Purchase and Sale Agreement dated July 2, 2010 (as amended, the “Purchase and Sale Agreement”) with TKMG Associates, L.P. for the sale of the Hunting Park Property and the Fox Street Property (the “Sale”).  Agent has a Mortgage encumbering the Hunting Park Property and the Fox Street Property.  Borrowers have requested that Agent release its lien against the Hunting Park Property and the Fox Street Property in connection with the Sale.  Agent hereby confirms its agreement to release such Mortgage upon satisfaction of the following conditions:

5.1  Agent shall receive duly executed copies of the Purchase and Sale Agreement, deed, settlement statement, and any and all other material documents and agreements related to the Sale, each in form and content satisfactory to Agent.

5.2  There shall be no consideration paid in connection with the Sale other than as expressly set forth in the Purchase and Sale Agreement.

5.3  Borrowers shall deliver or cause to be delivered to Agent, in immediately available funds, the Net Cash Proceeds from the Sale in accordance with Section 2.10(a) of the Credit Agreement; provided, however, in the event that the Sale occurs on or before December 31, 2010, notwithstanding anything to the contrary set forth in Section 2.10(a) of the Credit Agreement, Borrowers may use (a) fifty percent (50%) of the Lenders’ pro rata share (as set forth in the Intercreditor and Collateral Sharing Agreement) of Net Cash Proceeds from the Sale to repay the outstanding principal balances of the Fixed Asset Loans and (b) fifty percent (50%) of the Lenders’ pro rata share (as set forth in the Intercreditor and Collateral Sharing Agreement) of Net Cash Proceeds from the Sale to repay the outstanding principal balances of the Working Capital Revolver Loans (“Paydown Option”).  Borrowers hereby agree that such repayments shall be made promptly but in no event more than one (1) Business Day following Borrowers’ receipt of the Net Cash Proceeds from the Sale, and until the date of payment, 100% of such Net Cash Proceeds shall be held in trust for Agent.  Citizens hereby acknowledges and agrees that notwithstanding anything to the contrary set forth in Section 2.10(a), in the event Borrowers exercise the Paydown Option, none of the Net Cash Proceeds from the Sale shall be used to repay the outstanding principal balance of the Job Bank Term Loan.

5.4  No Default or Event of Default shall have occurred under the Credit Agreement.

Upon satisfaction of each of the foregoing, Agent shall file or authorize Borrowers to file such partial releases as may be necessary to release Agent’s Mortgage encumbering the Hunting Park Property and the Fox Street Property.  Notwithstanding the foregoing, Agent shall have no obligation to release its Mortgage against the Hunting Park Property and the Fox Street Property unless all conditions set forth herein and in the Credit Agreement with respect to the Sale and Agent’s release of its Mortgage against the Hunting Park Property and the Fox Street Property have been satisfied.

    6.  Financial Statements.  Section 6.01 of the Credit Agreement is hereby amended by adding the following subsections (d), (e), (f) and (g):

“(d)      as soon as available, but in any event within 15 days after the end of each calendar month, a calculation of Borrowers’ Unadjusted EBITDA together with a consolidated balance sheet of each Borrower and its Subsidiaries as at the end of such calendar month, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar month, all in reasonable detail and prepared in accordance with GAAP;

(e)       as soon as available, but in any event within 15 days after the end of each calendar month, the percentage of “waste” product produced by the manufacturing lines at the Navy Yard Project during such calendar month;

(f)       as soon as available, but in any event within 15 days after the end of each calendar month, the amount of cost savings with respect to the new bakery located at the Navy Yard Project compared to the old bakery located at the Hunting Park Property and Fox Street Property for such calendar month, all in reasonable detail; and

(g)       commencing on August 3, 2010, on each Tuesday of each calendar week, Borrowers’ cash flow including all projected disbursements and receipts for the immediately succeeding thirteen (13) week period.”

    7.  Minimum EBITDA.  Effective as of June 26, 2010, Section 6.12(a) of the Credit Agreement is hereby deleted in its entirety.

    8.  Maximum Operating Leverage Ratio.  Effective as of June 26, 2010, Section 6.12(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c)      Maximum Operating Leverage Ratio.  Maintain on a consolidated basis an Operating Leverage Ratio not exceeding the ratios indicated for each period specified below:

Period                                                      Maximum Ratio

From 3/28/10                                                6.0 to 1.0
through 9/25/10

From 9/26/10                                                5.5 to 1.0
through 12/25/10

From 12/26/10                                              5.0 to 1.0
through 3/26/11

From 3/27/11                                                4.75 to 1.0
through 9/24/11

From 9/25/11                                                4.25 to 1.0
and 12/31/11

From 1/1/12                                                 3.75 to 1.0
and thereafter

This ratio will be calculated at the end of each fiscal quarter using the results of the twelve-month period then ended.”

    9.  Liquidity Ratio.  Effective as of June 26, 2010, Section 6.12(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(d)      Liquidity Ratio.  Maintain on a consolidated basis a Liquidity Ratio of at least 1.2 to 1.0 as of the end of each fiscal quarter; provided, however, (a) for the fiscal quarters ending December 26, 2009 and March 27, 2010, Borrowers shall maintain on a consolidated basis a Liquidity Ratio of at least 1.0 to 1.0, (b) for the fiscal quarters ending June 26, 2010, September 25, 2010, December 25, 2010, March 26, 2011 and June 25, 2011, Borrowers shall maintain on a consolidated basis a Liquidity Ratio of at least .90 to 1.0, and (c) for the fiscal quarter ending September 24, 2011,

Borrowers shall maintain on a consolidated basis a Liquidity Ratio of at least 1.0 to 1.0.”

   10.  Minimum Unadjusted EBITDA.  Effective as of December 25, 2010, the Credit Agreement is hereby amended by adding the following Section 6.12(f):

“(f)      Minimum Unadjusted EBITDA.  Maintain on a consolidated basis Unadjusted EBITDA of at least the amount indicated for each period specified below:

  Period                                                      Minimum Amount

  For the six (6) months ending                      $3,000,000
  December 25, 2010

  For the nine (9) months ending                    $7,000,000
  March 26, 2011

  For the twelve (12) months ending               $12,000,000
  June 25, 2011

  For the twelve (12) months ending               $16,500,000
  September 24, 2011

  For the twelve (12) months ending               $22,500,000
  December 31, 2011 and for each
  twelve (12) month quarterly
  measurement period thereafter

The Unadjusted EBITDA of Borrowers will be calculated at the end of each period specified above.”

   11.  Restricted Payments.  Notwithstanding anything to the contrary set forth in Section 7.08(a) of the Credit Agreement, Borrowers acknowledge and agree that in the event that the Sale does not occur on or before December 31, 2010, Borrowers shall not pay any cash dividends to their shareholders at any time after December 31, 2010.  Notwithstanding the foregoing, Borrowers may pay to their shareholders such cash dividends that were declared by Borrowers on or before December 31, 2010, provided that no Default or Event of Default has occurred.

   12.  Amendment Fee.  As consideration for Agent and Lenders to enter into this Amendment, Borrowers shall pay to Agent, for the account of each Lender in accordance with their respective Applicable Percentages of the Loans, an amendment fee in an amount equal to twenty-five (25) basis points of the Aggregate Commitments for the Working Capital Revolver Loans and the Fixed Asset Loans plus twenty-five (25) basis points of the outstanding principal balance of the Job Bank Term Loan as of the date hereof (the “Amendment Fee”).  The Amendment Fee is due and payable in full upon execution of this Amendment.  Borrowers agree that the Amendment Fee has been fully earned by Agent and Lenders and is non-refundable.

   13.  Other References.  All references in the Credit Agreement and all the Loan Documents to the term “Loan Documents” shall mean the Loan Documents as defined therein and this Amendment and any and all other documents executed and delivered by Borrowers pursuant to and in connection herewith.

   14.  Release.  Borrowers acknowledge and agree that they have no claims, suits or causes of action against Agent or Lenders and hereby remises, releases and forever discharges Agent and Lenders, their respective officers, directors, shareholders, employees, agents, successors and assigns, and any of them, from any claims, suits or causes of action whatsoever, in law or at equity, which Borrowers have or may have arising from any act, omission or otherwise, at any time up to and including the date of this Amendment.

   15.  Covenants and Representations and Warranties.  Borrowers hereby:

      15.1  ratify, confirm and agree that the Credit Agreement, as amended by this Amendment, and all other Loan Documents are valid, binding and in full force and effect as of the date of this Amendment, and enforceable in accordance with their terms.

      15.2  agree that they have no defense, set-off, counterclaim or challenge against the payment of any sums owed or owing under the Loan Documents or the enforcement of any of the terms of the Loan Documents.

      15.3  ratify, confirm and continue all liens, security interests, pledges, rights and remedies granted to Agent for the benefit of Lenders in the Loan Documents and agree that such liens, security interests and pledges shall secure all of the Obligations under the Loan Documents as amended by this Amendment.

      15.4  represent and warrant that all representations and warranties in the Loan Documents are true and complete as of the date of this Amendment.

      15.5  ratify, confirm and restate all of the waivers set forth in the Credit Agreement, all of which are hereby incorporated by reference.

      15.6  agree that their failure to comply with or perform any of their covenants or agreements in this Amendment will constitute a Default or an Event of Default under the Loan Documents subject to applicable notice and cure periods set forth in Section 9.01 of the Credit Agreement.

      15.7  represent and warrant that no condition or event exists after taking into account the terms of this Amendment which would constitute a Default or an Event of Default.

      15.8  represent and warrant that the Borrowers have the power and authority and all consent and approvals needed in order to execute and deliver this Amendment and that the person(s) executing this Amendment on behalf of the Borrowers has (have) the power and authority to do so.

      15.9  represent and warrant that the execution and delivery of this Amendment by Borrowers and all documents and agreements to be executed and delivered pursuant to this Amendment:

           (a)  have been duly authorized and approved by all requisite action of Borrowers;

           (b)  will not conflict with or result in a breach of, or constitute a default (or with the passage of time or the giving of notice or both, will constitute a default) under, any of the terms, conditions, or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower’s Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

           (c)  will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrowers under the terms or provisions of any such agreement or instrument, except liens in favor of Lenders.

   16.  No Novation or Waiver.  Nothing contained herein constitutes a novation of the Credit Agreement or any of the documents collateral thereto and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Agent and Lenders in the Credit Agreement or any of the other Loan Documents, which liens, security interests, rights or remedies are hereby ratified, confirmed, extended and continued as security for all obligations secured by the Credit Agreement.  Nothing contained herein constitutes an agreement or obligation by Agent or Lenders to grant any further amendments to the Credit Agreement or any of the other Loan Documents.

   17.  Inconsistencies.  To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Credit Agreement or the other Loan Documents, the terms and conditions of this Amendment shall prevail.  All terms and conditions of the Credit Agreement and the other Loan Documents not inconsistent herewith, shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

   18.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

   19.  No Third Party Beneficiaries.  The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

   20.  Headings.  The headings of the Sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

   21.  Severability.  The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

   22.  Modifications.  No modifications of this Amendment or any of the Loan Documents shall be binding or enforceable unless done in accordance with Section 11.01 of the Credit Agreement.

   23.  Law Governing.  This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

   24.  Waiver of Right to Trial by Jury.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

   25.  Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original without the production of any other counterpart.  Any signature delivered via facsimile or other electronic means shall be deemed an original signature hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:

TASTY BAKING COMPANY

By: /s/Eugene P. Malinowski

Name: Eugene P. Malinowski

Title: Vice President & Corporate Treasurer

TBC FINANCIAL SERVICES, INC.

By: /s/Eugene P. Malinowski

Name: Eugene P. Malinowski

Title: Treasurer

TASTY BAKING OXFORD, INC.

By: /s/Eugene P. Malinowski

Name: Eugene P. Malinowski

Title: Treasurer

AGENT:

CITIZENS BANK OF PENNSYLVANIA, as
Administrative Agent, Collateral Agent and L/C Issuer

By: /s/W. Anthony Watson

Name: W. Anthony Watson

Title: Senior Vice President

         CITIZENS BANK OF PENNSYLVANIA, as Lender

By: /s/W. Anthony Watson

Name: W. Anthony Watson

Title: Senior Vice President

BANK OF AMERICA, N.A., as Lender

By: /s/Kenneth G. Wood

Name: Kenneth G. Wood

Title: Senior Vice President

SOVEREIGN BANK, as Lender

By:

Name:

Title:

MANUFACTURERS AND TRADERS TRUST
COMPANY, as Lender

By: /s/David W. Mills

Name: David W. Mills

Title: Vice President

SCHEDULE 2.01

COMMITMENTS
AND Applicable Percentages

A.     Working Capital Revolver Loan and L/C Obligations.

Lender	Working Capital Revolver Loan and L/C Obligations Commitment	Applicable Percentage

Citizens Bank of Pennsylvania	$11,665,500; or Upon the exercise of the Paydown Option*: $11,665,500 (from September 6, 2007 through December 31, 2010); $11,332,200 (from January 1, 2011 through March 26, 2011); $10,998,900 (from March 27, 2011 through June 25, 2011); and $10,665,600 (from June 26, 2011 and thereafter)	33.33%

Bank of America	$7,777,000; or Upon the exercise of the Paydown Option: $7,777,000 (from September 6, 2007 through December 31, 2010); $7,554,800 (from January 1, 2011 through March 26, 2011); $7,332,600 (from March 27, 2011 through June 25, 2011); and $7,110,400 (from June 26, 2011 and thereafter)	22.22%

Sovereign Bank	$9,723,000; or Upon the exercise of the Paydown Option: $9,723,000 (from September 6, 2007 through December 31, 2010); $9,445,200 (from January 1, 2011 through March 26, 2011); $9,167,400 (from March 27, 2011 through June 25, 2011); and $8,889,600 (from June 26, 2011 and thereafter)	27.78%

Manufacturers and Traders Trust Company	$5,834,500; or Upon the exercise of the Paydown Option: $5,834,500 (from September 6, 2007 through December 31, 2010); $5,667,800 (from January 1, 2011 through March 26, 2011); $5,501,100 (from March 27, 2011 through June 25, 2011); and $5,334,400 (from June 26, 2011 and thereafter)	16.67%

Total	$35,000,000; or Upon the exercise of the Paydown Option: $35,000,000 (from September 6, 2007 through December 31, 2010); $34,000,000 (from January 1, 2011 through March 26, 2011); $33,000,000 (from March 27, 2011 through June 25, 2011); and $32,000,000 (from June 26, 2011 and thereafter)	100.00%

B.     Fixed Asset Loans.

Lender	Fixed Asset Loan Commitment	Applicable Percentage

Citizens Bank of Pennsylvania	$18,334,500	33.33%

Bank of America	$12,223,000	22.22%

Sovereign Bank	$15,277,000	27.78%

Manufacturers and Traders Trust Company	$9,165,500	16.67%

Total	$55,000,000	100.00%

C.     Job Bank Term Loan.

Lender	Job Bank Term Loan Commitment	Applicable Percentage

Citizens Bank of Pennsylvania	$10,000,000	100.00%

D.     All loans.

Lender	All Commitments	Applicable Percentage

Citizens Bank of Pennsylvania	$40,000,000; or Upon the exercise of the Paydown Option: $40,000,000 (from September 6, 2007 through December 31, 2010); $39,666,700 (from January 1, 2011 through March 26, 2011); $39,333,400 (from March 27, 2011 through June 25, 2011); and $39,000,100 (from June 26, 2011 and thereafter)	40.00%

Bank of America	$20,000,000; or Upon the exercise of the Paydown Option: $20,000,000 (from September 6, 2007 through December 31, 2010); $19,777,800 (from January 1, 2011 through March 26, 2011); $19,555,600 (from March 27, 2011 through June 25, 2011); and $19,333,400 (from June 26, 2011 and thereafter)	20.00%

Sovereign Bank	$25,000,000; or Upon the exercise of the Paydown Option: $25,000,000 (from September 6, 2007 through December 31, 2010); $24,722,200 (from January 1, 2011 through March 26, 2011); $24,444,400 (from March 27, 2011 through June 25, 2011); and $24,166,600 (from June 26, 2011 and thereafter)	25.00%

Manufacturers and Traders Trust Company	$15,000,000; or Upon the exercise of the Paydown Option: $15,000,000 (from September 6, 2007 through December 31, 2010); $14,833,300 (from January 1, 2011 through March 26, 2011); $14,666,600 (from March 27, 2011 through June 25, 2011); and $14,499,900 (from June 26, 2011 and thereafter)	15.00%

Total	$100,000,000 Upon the exercise of the Paydown Option: $100,000,000 (from September 6, 2007 through December 31, 2010); $99,000,000 (from January 1, 2011 through March 26, 2011); $98,000,000 (from March 27, 2011 through June 25, 2011); and $97,000,000 (from June 26, 2011 and thereafter)	100.00%

*The defined term “Paydown Option” shall have the meaning set forth in Section 5.3 of the Fifth Amendment to Credit Agreement